Exhibit 99.1

NEWS	CONTACT:	Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc. 818.379.8500
terrimac@bibicoff.com

SCOLR Pharma Appoints Hans Mueller, Ph.D., to Board of Directors

BELLEVUE, WA., JULY 12, 2005 – SCOLR Pharma, Inc. (Amex: DDD ) announced today that Hans Mueller, Ph.D., joined its Board of Directors. Dr. Mueller has an extensive background in the life sciences industry and most recently served as the Senior Vice President of Global Business Development of Wyeth Pharmaceuticals where he was responsible for worldwide licensing partnerships, collaborations and divestitures. Upon his retirement in 2004, Dr. Mueller began consulting for a number of private life science companies.

Dr. Mueller was previously the President and CEO of Nova Pharmaceuticals. In addition, Dr. Mueller worked with Sandoz in the areas of research, regulatory affairs, manufacturing, new product planning, licensing, and business development. Dr. Mueller received his Ph.D. in Actuarial Sciences and Math from the University of Bern, Switzerland and is a graduate of Harvard Business School’s Advanced Management Program.

Dr. Mueller said, “I am delighted to be joining the board of a company with such significant potential to improve the delivery of oral medications. I am impressed with the progress SCOLR Pharma is making in applying its proprietary drug delivery technology to a variety of drug targets. I look forward to working with my colleagues on the Board to provide strategic oversight and guidance that will help SCOLR Pharma achieve its goals.”

Michael N. Taglich, Chairman of SCOLR Pharma’s Board of Directors, said, “I am excited with the wealth of knowledge and experience that Dr. Mueller brings to SCOLR Pharma. His experience at Wyeth adds tremendous depth of expertise and additional “Big Pharma” perspective to our company.”

Taglich also commented, “Dr. Mueller has been involved in nearly all aspects of the pharmaceutical industry. Most impressively, he transformed Nova Pharmaceuticals from a small research group to an entity with $40 million in product revenues with several projects in clinical development. SCOLR Pharma will actively seek his contributions as we continue the independent development of controlled release solid oral medications for the OTC and pharmaceutical markets using our patented CDT ® platform.”

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company leveraging formulation expertise and its patented CDT platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. For more information on SCOLR Pharma, please call 425.373.0171 or visit http://www.scolr.com/.

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Tel: 818.379.8500	Fax: 818.379.4747	15165 Ventura Blvd., #425, Sherman Oaks, CA 91403

DDD APPOINTS MUELLER TO BOARD	PAGE TWO

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. For example, we do not have sufficient cash to fund the development of our drug delivery operations. With the $15 million we raised in our recently completed private placement of common stock, we believe that our cash on hand, including our cash equivalents, will be sufficient to fund our drug delivery business at planned levels through mid-2006. However, we will need to raise additional capital to fund operations, conduct clinical trials, continue research and development projects, and commercialize our product candidates. Our product development costs may also increase if we experience delays in testing or approvals, which could allow our competitors to bring products to market before we do and would impair our ability to commercialize our products. A number of other factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Copyright ©2005 SCOLR Pharma, Inc. All Rights Reserved.

7/12/05	# # #

Tel: 818.379.8500	Fax: 818.379.4747	15165 Ventura Blvd., #425, Sherman Oaks, CA 91403